Exhibit 99.1(3)

[Translation]

Meeting Minutes of the Board of Directors

2016-10th

Meeting Minutes of the Board of Directors

August 2, 2016 (Tuesday)

KB Financial Group Inc.

[Translation]

The 2016-10th Meeting Minutes of the Board of Directors

Chairman Young Hwi Choi took chair and opened the board of directors’ meeting as follows:

1.	Date and Time: August 2, 2016 (Tuesday), 4:00 P.M.

2.	Place: Conference Room, 13th Floor of the Head Office in Yeouido

3.	Number of directors present: 8 directors in office are all present

4.	Proceedings of the Meeting

Chairman Young Hwi Choi confirmed the meeting was constituted with quorum present and declared that the meeting opened.

[Resolution No. 2016-10-1 Approval of Execution of the Stock Swap Agreement (proposed)]

As per the request of the chairman, a reporter explained about Resolution No. 2016-10-1 Approval of Execution of the Stock Swap Agreement (proposed).

After there was a session for questions from the directors present and answers thereto, the resolution matter was approved with the affirmative votes from all the directors present as follows:

- Following –

(1)	Purpose of the Stock Swap

•	Increase of shareholder value and management efficiency

•	Through the addition of the wholly-owned subsidiary, KB Financial Group Inc. seeks to increase the management efficiency and enhance its corporate value by strengthening non-banking portfolio of KB Financial Group Inc.

(2)	Parties to the Stock Swap

•	Entity that will become the complete parent company: KB Financial Group Inc. (“KB Financial Group”)

•	Entity that will become the wholly-owned subsidiary: Hyundai Securities Co., Ltd. (“Hyundai Securities”)

(3)	Method of the Stock Swap

•	Small-scale stock swap pursuant to which KB Financial Group will become the complete parent company of Hyundai Securities (the “Stock Swap”)

•	Article 62-2 of the Financial Holding Companies Act, Articles 165-4 and 165-5 of the Financial Investment Services and Capital Markets Act (the “FSCMA”), and Article 360-2 of the Korean Commercial Code (the “KCC”)

[Translation]

•	The shares in Hyundai Securities other than those held by KB Financial Group as of the date of the Stock Swap (planned to be November 9) will be transferred to KB Financial Group on the date of the Stock Swap.

•	The shares newly issued through the Stock Swap will be allotted and delivered at the ratio of 0.1907312 (KB Financial Group) to 1 (Hyundai Securities).

•	The treasury shares held by Hyundai Securities as of the date of the Stock Swap will be transferred to KB Financial Group, and the shares of KB Financial Group will be allotted and delivered therefor.

•	Shares that have been acquired from the shareholders dissenting to the Stock Swap by exercising the appraisal right are also included.

(4)	Stock Swap Ratio and Basis for Calculation

•	Swap ratio (KB Financial Group: Hyundai Securities = 1: 0.1907312)

Classification	Swap Price
	KB Financial Group		Hyundai Securities
Par Value	KRW	5,000	KRW	5,000
① Volume weighted average of the closing prices of common shares for the latest one-month period (July 2 ~ August 1)	KRW	34,600	KRW	6,604
② Volume weighted average of the closing prices of common shares for the latest one-week period (July 26 ~ August 1)	KRW	36,171	KRW	6,834
③ Closing price (August 1) as of the latest date (August 1)	KRW	35,650	KRW	6,860
Swap Price (①+②+③/3)	KRW	35,474	KRW	6,766

* Basis for calculation: the swap ratio for the Stock Swap was determined based on a swap price calculated in accordance with Article 165-4 of the FSCMA and Articles 176-5 and 176-6 of the Enforcement Decree of the FSCMA.

(5)	Number of shares newly issued

•	The total number of shares to be newly issued through the Stock Swap: 31,759,844 common shares in registered form (166,516,250 shares (Hyundai Securities shares subject to the Stock Swap) x 0.1907312)

(6)	Capital and capital reserves of KB Financial Group to be increased through the Stock Swap

•	Capital to be increased: KRW 158.8 billion (31,759,844 shares (to be newly issued) x KRW 5,000 (par value))

[Translation]

•	Capital reserves to be increased: Amount calculated in accordance with the relevant laws or general accounting standards in Korea

(7)	Matters relating to allotment of shares in the company to shareholders of Hyundai Securities

•	0.1907312 common shares in registered form will be delivered for every one share held by shareholders listed on the shareholder register (including treasury shares) as of the date of the Stock Swap.

•	In respect of fractional share less than one share, the amount calculated based on the closing price on the date of listing the share certificates of the new shares will be paid to the relevant shareholders in cash at the relevant ratio.

(8)	Matters relating to appraisal right

•	No appraisal right is granted to dissenting shareholders in case of small-scale stock swap (paragraph (7) of Article 360-10 of the KCC)

(9)	Schedule for the Stock Swap (expected)

Event	Date
Resolution of the board of directors	August 2, 2016

Date of the Stock Swap Agreement	August 2, 2016

Application for approval of comprehensive stock swap with the Financial Services Commission (“FSC”)	August 3, 2016

Record date of determining dissenting shareholders (small-scale stock swap)	August 12, 2016

Submission of securities registration statement	September 22, 2016

Validation of securities registration statement (expected)	October 13, 2016

Resolution of the board of directors for approval of stock swap	October 25, 2016

Date of the Stock Swap	November 9, 2016

Expected date of listing of new shares and delisting	November 22, 2016

The above schedule for the Stock Swap may be amended upon discussion or approval of relevant institutions and negotiations among the contracting parties, and this matter is delegated to the representative director to the extent resolved by the board of directors.

[Translation]

(10)	Events triggering amendment or termination of the Stock Swap Agreement

•	Events where the Stock Swap Agreement may be terminated by either party are as follows:

•	Where the agenda for approval of the Stock Swap is not approved by the board of directors or a general meeting of shareholders;

•	Where, within 7 days from the public announcement or notice of the Stock Swap (the record date), shareholders owning 20% or more of the total number of shares issued by KB Financial Group provide notice, in writing, of their opposition to the Stock Swap;

•	Where necessary authorizations or approvals from the government or other relevant authorities are not obtained;

•	Where the Stock Swap results in an incurable violation of law which is expected to have a material adverse effect; or

•	Where, due to the exercise of appraisal rights by shareholders dissenting to the Stock Swap, the total share purchase price payable by Hyundai Securities to the dissenting shareholders exceeds KRW 770 billion; provided, that if any adverse effect occurs or is reasonably expected to occur to Hyundai Securities’ financial status due to stock swap, KB Financial Group agrees to provide assistance, as deemed reasonably necessary, such as securing sufficient funds in order to resolve such adverse effect.

•	Events where the Stock Swap Agreement may be terminated or amended by the parties’ agreement are as follows:

•	Where there is any material change to the assets and management status of KB Financial Group or Hyundai Securities as a result of a force majeure event or other causes; or

•	Where the Stock Swap Agreement cannot be maintained due to unfairness of the swap ratio set forth in the Agreement or the occurrence of other material causes.

[Resolution No. 2016-10-2 Record Date to Determine Eligible Shareholders and Closure of Shareholder Register (proposed)]

As per the request of the chairman, a reporter explained about Resolution No. 2016-10-2 Record Date to Determine Eligible Shareholders and Closure of Shareholder Register (proposed).

[Translation]

After there was a session for questions from the directors present and answers thereto, the resolution matter was approved with the affirmative votes from all the directors present as follows:

- Following –

(1)	Purpose

•	In the course of performing the small scale stock swap, KB Financial Group intends to decide the record date to determine eligible shareholders that will notify their opposition to KB Financial Group, and the period of closing the shareholder register through the resolution of the board of directors.

(2)	Record date of determining eligible shareholders and period of closing the shareholder register

•	Record date: August 12, 2016 (Friday)

•	Closure of shareholder register

From August 13, 2016 (Saturday) until August 18, 2016 (Thursday)

(3)	Others

Specific matters relating to the record date of determining eligible shareholders and closure of shareholder register are delegated to the representative director to the extent resolved by the board of directors.

5.	Confirmation of Meeting Minutes

It is confirmed as accurate and true record of the 2016-10th meeting minutes of the board of directors as above.

Member	Name	Signature	Member	Name	Signature

Director	Young Hwi Choi	Signed	Director	Jong Kyoo Yoon	Signed

Director	Suk Ryul Yoo	Signed	Director	Hong Lee	Signed

Director	Michael Byungnam Lee	Signed

Director	Jae Ha Park	Signed

Director	Eunice Kyonghee Kim	Signed

Director	Jongsoo Han	Signed

Prepared by Secretary General of the Board of Directors, Young-Se Park (signed)